Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-30776) pertaining to the Cullen/Frost Bankers, Inc. 1983 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-30777) pertaining to the Cullen/Frost Bankers, Inc. 1988 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-37500) pertaining to the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates, the Registration Statement (Form S-8 No. 33-39478) pertaining to the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates, the Registration Statement (Form S-8 No. 33-53492) pertaining to the Cullen/Frost Bankers, Inc. Restricted Stock Plan, the Registration Statement (Form S-8 No. 33-53622) pertaining to the Cullen/Frost Bankers, Inc. 1992 Stock Plan, and the Registration Statement (Form S-8 No. 333-81461) pertaining to the 1997 Directors Stock Plan of Cullen/Frost Bankers, Inc., of our report dated March 8, 2001 with respect to the financial statements of the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 2000.




                                          /s/Ernst & Young LLP

San Antonio, Texas
April 25, 2001